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                                                                   EXHIBIT 99.11

                              ARTHUR ANDERSEN LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 2, 1995 for Trust for Credit Unions and to all references to our firm included in or made a part of Post-Effective Amendment No. 16 and Amendment No. 19 to registration statement File Nos. 33-18781 and 811-5407, respectively.



                                                      /s/ Arthur Andersen LLP



Boston, Massachusetts
November 27, 1995